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                                                                    EXHIBIT 14.2


                                                   B A K E R    T I L L Y
Our ref:       APO/NDW/cp/129968
Your ref:

                                                   2 Bloomsbury Street
                                                   London WC1B 3ST
                                                   Tel: +44 (0)30 7413 5100
                                                   Fax: +44(0)20 7413 5101
                                                   DX: 1040 London/Chancery Lane
                                                   www.bakertilly.co.uk
                                                   --------------------


The Board of Directors                             15 June 2005
Delta Galil Industries Limited
Textile House
2 Kaufman Street
Tel Aviv 68012
Israel

Dear Sirs

DELTA TEXTILES (LONDON) LIMITED
YEAR ENDED 31 DECEMBER 2004
CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in the Annual Report on Form 20-F of Delta Galil Industries Limited filed with the United States Securities and Exchange Commission, of our report dated 15 June 2005 on the consolidated balance sheets of Delta Textiles (London) Limited and its subsidiaries as at 31 December 2004 and the consolidated statements of income, retained earnings and changes in financial position for the years ended 31 December 2004, 2003 and 2002 and to the incorporation by reference of such report into the Registration Statements on Form S-8 of Delta Galil Industries Limited (Registration Nos. 333-12608, 333-13716 and 333-102247).

Yours faithfully

/s/ Baker Tilly

Baker Tilly